Exhibit 99.1

FOR IMMEDIATE RELEASE

American Vanguard Reports Third Quarter 2026 Results

Strategic Deals in Quarter Expand U.S. Product Portfolio

Consolidation Driving Manufacturing Efficiency Gains

El Nino and Geopolitics Pressure Global Agricultural Markets

Irvine, CA | November 9, 2026 — American Vanguard Corporation, a diversified specialty and agricultural products company that develops, manufactures, and markets solutions for crop protection and nutrition, turf and ornamental management and commercial pest control, today reported financial results for the third quarter and nine-months ended September 30, 2026.

Third Quarter 2026 Financial and Operational Highlights – versus Third Quarter 2025

•	Net sales of $108 million as compared to $119 million;

•	Gross profit margin of 24%, as compared to 29%;

•	Operating loss of $8.0 million, as compared to operating loss of $6.5 million;

•	Net loss of $17.7 million, as compared to $12.4 million;

•	Breakeven Adjusted EBITDA[1] as compared to $8.3 million;

•	EPS of ($0.61), as compared to ($0.43)

•	Revise Full-Year Outlook; Adjusted EBITDA $36 million to $40 million on Sales of $500 million to $530 million

Dak Kaye, CEO of American Vanguard, stated, “Our actions are taking hold, and the progress we are making across American Vanguard continues to build, even as market conditions remain difficult, particularly outside the U.S., where El Niño is materially impacting our business this year. In the U.S., our largest and most important market, we continue to outperform our peers in a challenging environment. The cost actions we took in the first half, including the rationalization of our Los Angeles facility and the relocation of our headquarters are beginning to deliver operational savings. In the near term, however, those savings have been more than offset by a sharp rise in diesel and other transportation costs arising from instability in the Middle East. We are working to recover gross margins through commercial actions.”

Mr. Kaye continued, “Importantly, we are building a new product engine that we believe will drive growth over the next several years. At the end of the third quarter, we acquired four U.S. brands and registrations from Syngenta® and entered into a distribution agreement with Sipcam Agro, which together meaningfully expand our portfolio. Combined with our pipeline of new product launches, these additions support our goal of driving $100 million in annualized revenue from new products by 2030. I am also pleased that we have further strengthened our leadership team in the quarter with the additions of Matt Horwath as Chief Financial Officer, and Hermann Castro, Senior Vice President of Marketing and Business Development, to drive new product development and Mark Helt as President of U.S. Crop. Our focus is the same in every market: stay close to our customers, provide service and solutions, and control what we can control.”

[1]

Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net (loss) income, operating (loss) income or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define adjusted EBITDA differently.

Matt Horwath, Chief Financial Officer, stated, “We began to see progress this quarter in terms of lower operating costs and improved manufacturing efficiencies as a result of actions taken earlier this year. However, this progress was more than offset in the quarter by the effects of negative operating leverage, driven by lower international sales and higher raw material and transportation costs. Net trade working capital improved by $22 million, or 14%, versus the prior year period. Higher pre-payments in the quarter, which increase by 44% year-over-year, demonstrate customer confidence and bode well for revenue in the 2027 planting season.”

Earnings Conference Call

The company will be hosting an earnings conference call on November 9, 2026 at 5:00 pm Eastern Time/2:00 pm Pacific Time.

The conference call will be webcast on the Company’s website at https://www.investors-american vanguard.com/ or by going to the following link: https://www.webcaster5.com/Webcast/Page/3070/54771

If you are unable to listen live, the conference call will be archived for one year and may be accessed using the company’s website: https://www.investors-american-vanguard.com/

About American Vanguard

American Vanguard Corporation is a diversified specialty and agriculture products company that develops and markets products for crop protection and management, turf and ornamentals management, and public health. Over the past 20 years, through product and business acquisitions, the Company has significantly expanded its operations and now has more than 1,000 product registrations worldwide. To learn more about the Company, please reference www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release the matters set forth in this press release include forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” These forward-looking statements are based on the current expectations and estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include risks detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release. The company disclaims any intent or obligation to update these forward-looking statements.

Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with accounting principles generally accepted in the United States of America (GAAP), we present Adjusted EBITDA and Adjusted operating expenses, which are non-GAAP financial measures. These measures should not be considered in isolation or as an alternative to GAAP measures such as net income, or diluted earnings per share, as applicable, or other financial statement data presented in our financial statements as an indicator of our financial performance or liquidity.

We define EBITDA as net (loss) income, adjusted for depreciation and amortization, provision for income taxes and interest expense. We define Adjusted EBITDA as EBITDA as further adjusted for stock compensation expense and for certain items management believe are not reflective of the underlying operations of our business, including but not limited to the exclusion of charges that are considered by management to be unusual and not representative of the Company’s underlying performance and future prospects. In 2026 and 2025 that included non-recurring expenses. The resulting Adjusted EBITDA measure is aligned with the Company’s metric for its credit facility agreement in the applicable periods.

We define Adjusted operating expense as operating expenses as further adjusted for stock compensation expense and for certain items management believe are not reflective of the underlying operations of our business, including but not limited to the exclusion of charges that are considered by management to be unusual and not representative of the Company’s underlying performance and future prospects as well as the amortization expense for intangibles assets related to acquired product lines.

We use Adjusted EBITDA and Adjusted operating expenses to assess the operating results and effectiveness and efficiency of our business. We present this non-GAAP financial measure because we believe that investors consider Adjusted EBITDA and Adjusted operating expenses to be an important supplemental measure of performance, and we believe that this measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. As the Company continues to work through its transformation efforts, management believes that presenting Adjusted EBITDA and Adjusted operating expenses provides an effective comparison between the Company and its industry peers. Non-GAAP financial measures as reported by us may not be comparable to similarly titled metrics reported by other companies and may not be calculated in the same manner. These measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

The Company is not able to provide a reconciliation without unreasonable efforts of its forward-looking guidance related to Adjusted EBITDA and Adjusted operating expenses to the most directly comparable GAAP financial measure due to the inherent difficulty in predicting with reasonable certainty the timing and amount of certain items that are excluded from Adjusted EBITDA and Adjusted operating expenses, such as share-based compensation, acquisition-related expenses, and foreign exchange gains or losses, which could be material to the Company’s results computed in accordance with GAAP.

Investor Representative

Alpha IR Group

Robert Winters

Robert.winters@alpha-ir.com

(917) 821-6305

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data) (Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash	$83,909	$12,425
Receivables:
Trade, net of allowance for credit losses of $14,336 and $11,733, respectively	142,677	160,511
Other	7,522	7,278

Total receivables, net	150,199	167,789

Inventories	194,079	176,034
Prepaid expenses	8,464	9,668
Income taxes receivable	1,750	4,606

Total current assets	438,401	370,522
Property, plant and equipment, net	51,956	53,036
Operating lease right-of-use assets, net	16,407	16,793
Intangible assets, net	139,809	138,746
Deferred income tax assets	2,963	2,637
Other assets	13,874	14,803

Total assets	$663,410	$596,537

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$86,325	$87,505
Customer prepayments	44,621	33,094
Accrued program costs	46,825	52,227
Accrued expenses and other payables	26,704	28,261
Current portion of long-term debt	3,750	—
Operating lease liabilities, current	5,637	5,765
Income taxes payable	3,370	2,594

Total current liabilities	217,232	209,446
Long-term debt, net of current portion	263,937	174,000
Operating lease liabilities, long-term	11,243	11,621
Deferred income tax liabilities	7,115	8,150
Other liabilities	760	923

Total liabilities	500,287	404,140

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $0.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $0.10 par value per share; authorized 40,000,000 shares; issued 34,957,296 shares at September 30, 2026 and 34,923,562 shares at December 31, 2025	3,496	3,492
Additional paid-in capital	118,378	117,106
Accumulated other comprehensive loss	(10,869)	(12,000)
Retained earnings	123,319	155,000

	234,324	263,598
Less treasury stock at cost, 5,915,182 shares at September 30, 2026 and December 31, 2025	(71,201)	(71,201)

Total stockholders’ equity	163,123	192,397

Total liabilities and stockholders’ equity	$663,410	$596,537

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net sales	$108,376	$119,313	$348,698	$364,426
Cost of sales	(82,124)	(85,099)	(249,316)	(259,474

Gross profit	26,252	34,214	99,382	104,952
Operating expenses
Selling, general and administrative	(25,797)	(26,747)	(80,133)	(81,998
Research, product development and regulatory	(5,342)	(5,654)	(17,097)	(17,139
Product liability claims	(22)	(7,029)	(223)	(7,029
CFO transition costs	(1,316)	—	(1,316)	—
Transformation	(1,665)	(1,442)	(5,975)	(5,254
Asset impairments	—	(93)	(943)	(227
(Loss) gain from sale of assets	(75)	246	(75)	246

Operating loss	(7,965)	(6,505)	(6,380)	(6,449
Change in fair value of an equity investment	(21)	(511)	(193)	(511
Interest expense, net	(9,146)	(4,920)	(24,066)	(13,135

Loss before provision for income taxes	(17,132)	(11,936)	(30,639)	(20,095
Income tax expense	(536)	(422)	(1,043)	(1,574

Net loss	$(17,668)	$(12,358)	$(31,682)	$(21,669

Net loss per common share—basic	$(0.61)	$(0.43)	$(1.10)	$(0.76

Net loss per common share—assuming dilution	$(0.61)	$(0.43)	$(1.10)	$(0.76

Weighted average shares outstanding—basic	28,775	28,511	28,691	28,377

Weighted average shares outstanding—assuming dilution	28,775	28,511	28,691	28,377

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

(In thousands)

(Unaudited)

	For the Three Months Ended September 30,
	2026	2025	Change	% Change
Net sales:
U.S. Crop	$42,316	$43,310	$(994)	-2%
U.S. Specialty	18,872	19,233	(361)	-2%

Total U.S.	61,188	62,543	(1,355)	-2%
International	47,188	56,770	(9,582)	-17%

Total net sales	$108,376	$119,313	$(10,937)	-9%
Total cost of sales	$(82,124)	$(85,099)	$2,975	-3%

Total gross profit	$26,252	$34,214	$(7,962)	-23%

Total gross margin	24%	29%

	For the Nine Months Ended September 30,
	2026	2025	Change	% Change
Net sales:
U.S. Crop	$157,510	$153,511	$3,999	3%
U.S. Specialty	57,045	54,067	2,978	6%

Total U.S.	214,555	207,578	6,977	3%
International	134,143	156,848	(22,705)	-14%

Total net sales	$348,698	$364,426	$(15,728)	-4%
Total cost of sales	$(249,316)	$(259,474)	$10,158	-4%

Total gross profit	$99,382	$104,952	$(5,570)	-5%

Total gross margin	29%	29%

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(31,682)	$(21,669)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property, plant and equipment and intangible assets	13,442	14,007
Amortization of other long-term assets	5	16
Loss (gain) on disposal of property, plant and equipment	75	(246)
Provision for estimated credit losses	2,469	1,944
Stock-based compensation	901	1,741
Deferred income taxes	(1,073)	(353)
Change in liabilities for uncertain tax positions or unrecognized tax benefits	(127)	(522)
Change in equity investment fair value	193	511
Impairment of assets	943	227
Payment-in-kind debt leverage fee	1,261	—
Amortization of deferred loan fees	2,899	1,167
Lease obligations and non-cash lease expense, net	(120)	(150)
Unrealized foreign currency transaction losses (gains)	243	(704)
Changes in assets and liabilities associated with operations:
Decrease in net receivables	14,812	935
Increase in inventories	(16,007)	(16,513)
Increase in prepaid expenses and other assets	(1,039)	(965)
Change in income tax receivable and payable, net	3,526	(1,083)
(Decrease) increase in accounts payable	(960)	11,859
Increase (decrease) in customer prepayments	11,527	(21,453)
(Decrease) increase in accrued program costs	(5,454)	12,285
Decrease in other payables and accrued expenses	(8,180)	(8,178)

Net cash used in operating activities	(12,346)	(27,144)

Cash flows from investing activities:
Capital expenditures	(4,676)	(2,398)
Proceeds from disposal of property, plant and equipment	10	492
Intangible assets	(5,149)	(136)

Net cash used in investing activities	(9,815)	(2,042)

Cash flows from financing activities:
Payments under line of credit agreement	(140,000)	(179,415)
Borrowings under line of credit agreement	26,000	214,334
Borrowings under term loans	225,000	—
Repayments of term loans	(1,125)	—
Payment of deferred loan fees	(16,581)	(3,339)
Net receipt from the issuance of common stock under ESPP	474	629
Net payment from common stock purchased for tax withholding	(99)	(147)

Net cash provided by financing activities	93,669	32,062

Net increase in cash	71,508	2,876
Effect of exchange rate changes on cash and cash equivalents	(24)	1,405
Cash at beginning of period	12,425	12,514

Cash at end of period	$83,909	$16,795

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$(17,668)	$(12,358)	$(31,682)	$(21,669)
Provision for income taxes	536	422	1,043	1,574
Interest expense, net	9,146	4,920	24,066	13,135
Depreciation and amortization	4,620	4,565	13,861	14,023
Stock compensation expense	327	760	901	1,741
CFO transition costs	1,316	—	1,316	—
Transformation costs	1,665	1,442	5,975	5,254
Product liability claims & related expenses	22	7,610	223	7,610
Asset impairments	—	801	943	935
Other	12	48	203	(381)

Adjusted EBITDA(1)	$(24)	$8,210	$16,849	$22,222

[1]

Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net (loss) income, operating (loss) income or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define adjusted EBITDA differently.

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED OPERATING EXPENSES

(In thousands)

(Unaudited)

	For the Three Months Ended September 30,
	2026	2025
Operating expenses, as reported	$34,217	$40,719
Stock-based compensation(1)	(327)	(760)
Purchase accounting intangible amortization	(3,032)	(3,065)
Transformation costs(2)	(1,665)	(1,442)
Executive transition costs	(1,316)	—
Asset impairments	—	(93)
Product liability claims(3)	(22)	(7,029)
(Loss) gain on sale of assets	(75)	246

Non-GAAP adjustments to operating expenses	(6,437)	(12,143)

Adjusted operating expenses(4)	$27,780	$28,576

[1]

We exclude stock-based compensation, which is non-cash, from the non-GAAP financial measures because the Company believes that such exclusion provides a better comparison of results of ongoing operations for current and future periods with such results from past periods.

[2]

Represents incremental consulting, severance, facility-rationalization, and systems-implementation costs under the Company’s Transformation program, which management excludes as not indicative of ongoing operating performance.

[3]	Represents charges for specific product liability matters, net of expected insurance recoveries, which management excludes as not indicative of ongoing operating performance.
[4]

Adjusted operating expenses is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to operating expenses or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from Adjusted operating expenses are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define Adjusted operating expenses differently.